UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 30, 2012 (March 29, 2012)

Business Development Corporation of America

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

814-00821	27-2614444
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 15th Floor

New York, New York 10022

(Address, Including Zip Code, of Principal Executive Offices)

(212) 415-6500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 29, 2012, the Board of Directors of Business Development Corporation of America (the “Company”) authorized and the Company declared a special common stock distribution equal to $0.05 per share, to be paid to stockholders of record at the close of business April 30, 2012, payable on May 2, 2012. Accordingly, shareholders will receive 0.0049 of a share of the Company’s common stock for every share of common stock held as of the close of business on April 30, 2012. This special distribution shall be paid exclusive of and in addition to the current annualized distribution of 7.90% per share, based on a $10.26 share price.

A copy of this press release is furnished as Exhibit 99.1 to this Current Report.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated March 30, 2012

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

Date: March 30, 2012	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman